EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

Arch Therapeutics, Inc.

235 Walnut St., Suite 6

Framingham, MA 01702

Ladies and Gentlemen:

1.          Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Arch Therapeutics, Inc., a Nevada corporation (the “Company”), the number of units (“Units”) set forth on the signature page hereof (the “Subscribed Units”) at a purchase price of $0.22 per Unit. Each Unit consists of (i) one share (“Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and (ii) a Series D Warrant (“Series D Warrant”), in the form of Exhibit A hereto, to purchase one share of Common Stock at an exercise price of $0.25 per share. The Series D Warrants are hereinafter referred to as the “Warrants” and the shares of Common Stock issuable upon the exercise of the Warrants are hereinafter collectively referred to as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are hereinafter collectively referred to as the “Securities”.

2.          The Offering. The Company is conducting a private placement of Units to accredited investors (the “Offering”). This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements expected to be entered into pursuant to the Offering. The Company reserves the right to consummate multiple closings in connection with the Offering and to change the terms of the subscription agreement governing the subscription of Units by other investors from the terms of this Subscription Agreement; provided, however, that no subscription agreement that the Company enters into with any other investor in connection with the Offering shall (i) be at a lower per Unit purchase price; (ii) have a lower exercise price for the Warrant Shares; (iii) provide more Warrant Shares for each Unit purchased; or (iv) provide any other terms to such other investor that are more favorable than those granted to Purchaser herein. For the avoidance of doubt, the parties agree and acknowledge that with respect to any other subscription agreement that the Company enters into with any other investor in connection with the Offering, (a) the Company shall have the absolute right to alter the closing conditions set forth in such other subscription agreement; and (b) no such alteration shall be deemed by the Purchaser as providing such other investor terms that are more favorable than those granted to Purchaser herein.

3.          Deliveries and Payment. Simultaneously with the execution hereof, the Purchaser shall deliver to the Company (i) a completed and executed signature page to this Subscription Agreement; and (ii) a completed Accredited Investor Certification in the form attached hereto as Exhibit B.

4.          Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5.          Closing. The Shares and the Series D Warrants will be issued and sold by the Company to the Purchaser at a closing (the “Closing”) that shall occur at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 at 10:00 a.m. New York time, on a date no later than the 3rd Business Day following the date on which the conditions to the Closing set forth in Section 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and each Purchaser)(such date, the “Closing Date”). As used herein “Business Day” means any means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

6.          Closing Conditions. The obligation of the Company hereunder to issue and sell the Shares and the Series D Warrants to Purchaser and the obligation of Purchaser to purchase such Shares and the Series D Warrants is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that any condition may be waived by the intended beneficiary of such condition by providing the other party prior written notice of such wavier:

(a)          The Purchaser and each other Purchaser in the Offering shall have delivered to the Company the full amount of the purchase price for such Purchaser’s Subscribed Units (the “Purchase Price”) by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company;

(b)          The aggregate Purchase Price received by the Company pursuant to Section 6(a) shall have exceeded $__________;

(c)          The Series A Warrants and Series C Warrants issued by the Company pursuant to that certain Securities Purchase Agreement dated January 30, 2014, by and among the Company and the investors named on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), shall have been amended to delete the provisions set forth in Section 2(b) of the Series A Warrants and Series C Warrants (the “Warrant Amendments”); provided, however, that for the avoidance of doubt, the (i) the effectiveness and/or effective date of the Warrant Amendments may be conditioned on a Closing of the Offering; and (ii) the condition set forth in this Section 6(c) shall be deemed satisfied if the agreement pursuant to which the Warrant Amendments are effected provides that such Warrant Amendments shall become effective upon a Closing of the Offering;

(d)          The representations and warranties of each party hereto shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each such party hereto shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by such party at or prior to the Closing Date; and

(e)          The Company, the Purchaser and each other Purchaser in the Offering shall have duly executed and delivered counterparts to the Registration Rights Agreement.

7.          Certificates; Legends. Within ten (10) calendar days of the Closing, the Company shall deliver to the Purchaser a stock certificate representing the shares of Common Stock included in the Subscribed Units purchased on the Closing Date and the Warrants included in the Subscribed Units purchased on the Closing Date, in each case bearing the following legend referring to the fact that the Securities were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”):

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.          Registration Rights Agreement. On the Closing Date, the Company, Purchaser and each other Purchaser participating in such Closing shall execute and deliver a counterpart signature page to the registration rights agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”). Following the Closing Date, the Company shall effect the registration of the Shares and the Warrant Shares in accordance with the terms and conditions of the Registration Rights Agreement.

9.          Representations and Warranties of the Company. The Company represents and warrants that as of date hereof and as of the Closing Date:

(a)          The Company has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement and the Warrants (the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors and other than the Form 8-K Filing (as defined below) and any other filings as may be required by any state securities agencies, no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as to rights to indemnification and to contribution as may be limited by federal or state securities law. For purposes of this Subscription Agreement, “Form 8-K Filing” means the Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (the “SEC”) disclosing the material terms of the transactions contemplated hereby and attaching copies of the form of Subscription Agreement, the form of Warrant, and the form of Registration Rights Agreement.

(b)          The Shares have been duly authorized by the Company and, when issued and paid for in accordance with the terms herein, will be validly issued, fully paid and nonassessable. The Warrants have been duly authorized by the Company and upon the due exercise of such Warrants, the Warrant Shares issuable upon such exercise will be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. Subject to the accuracy of the representations and warranties of the Purchaser in this Subscription Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(c)          The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the Warrant Shares will not (i) result in a violation of the Company’s articles of incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company, or bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the OTCQB tier of the OTC Marketplace (the “Principal Market”)) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) above, for such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect (as defined below).

(d)          The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock therefrom in the foreseeable future. For purposes of this Subscription Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e)          Since the date of the Company’s most recent audited financial statements contained in a Form 10-K (a “Form 10-K”) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends; (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business; or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below). For purposes of this Section 9(e), “Insolvent” means, (I) with respect to the Company and its subsidiaries, on a consolidated basis; (a) the present fair saleable value of the Company’s and its subsidiaries’ assets is less than the amount required to pay the Company’s and its subsidiaries’ total indebtedness; (b) the Company and its subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; or (c) the Company and its subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each subsidiary, individually, (1) the present fair saleable value of the Company’s or such subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total indebtedness; (2) the Company or such subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; or (3) the Company or such subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such subsidiary’s remaining assets constitute unreasonably small capital.

(f)          Other than this Offering, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced; (ii) could have a material adverse effect on any Purchaser’s investment hereunder; or (iii) could have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (a) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any subsidiary, individually or taken as a whole; (b) the transactions contemplated hereby; or (c) the authority or ability of the Company or any of its subsidiaries to perform any of their respective obligations under this Subscription Agreement or the Warrants.

(g)          Neither the Company, any of its subsidiaries or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Governmental Official, for the purpose of: (i)(1) influencing any act or decision of such Government Official in his/her official capacity; (2) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty; (3) securing any improper advantage; or (4) inducing such Government official to influence or affect any act or decision of any Government Entity; or (ii) assisting the Company or its subsidiary in obtaining or retaining business for or with, or directing business to, the Company or its subsidiary. “Government Entity” as used in the previous paragraph means any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(h)          Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its subsidiaries’ relations with their respective employees are good. Other than with respect to William Cotter, the Company’s former Chief Operating Officer who resigned from the Company effective June 15, 2015, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. No executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

 (i)          It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by this Subscription Agreement in connection with the Form 8-K Filing, in accordance with the terms thereof, the Purchaser has not been asked by the Company or any of its subsidiaries to agree, nor has the Purchaser agreed with the Company or any of its subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Purchaser, and counterparties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Purchaser’s knowledge of the transactions contemplated by this Subscription Agreement; and (iii) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by this Subscription Agreement pursuant to the Form 8-K Filing, (a) the Purchaser may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding; and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Subscription Agreement or the Warrants or any of the documents executed in connection herewith or therewith.

(j)          Neither the Company nor any of its subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(k)          Except as disclosed in the Form 8-K Filing, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, “Advisers”) with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Subscription Agreement. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company, all disclosure provided to the Purchaser regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, each press release issued by the Company or any of its subsidiaries during the twelve (12) months preceding the date of this Subscription Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. To the knowledge of the Company, no event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 10.

10.         Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

(a)          General.

(1)         The Purchaser (i) if a natural person, has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units (and the other Securities), the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and agrees that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity;

(2)         The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(3)         The Purchaser is a resident of the state set forth on the signature page to this Subscription Agreement;

(4)         The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions payable by the Company pursuant to the terms of any contract to which the Company is a party);

(5)         Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Offering, and the Purchaser will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of any of the Securities;

(6)         Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(b)          Information Concerning the Company.

(1)         Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s Advisors have received all documents, records, and books requested by the Purchaser, have carefully reviewed them and understand the information contained therein;

(2)         The Purchaser and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations and business of the Company deemed relevant by the Purchaser or its Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and its Advisers, if any;

(3)         The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any;

(4)         The Purchaser acknowledges that (i) the Company files reports and other documents with the SEC pursuant to the requirements of the Exchange Act and such reports and other documents, the “SEC Documents”); (ii) the Purchaser and its Advisers, if any, have had access to the SEC Documents; and (iii) an investment in the Company is subject to substantial risks as disclosed in the SEC Documents;

(5)         The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its Advisers, if any, consider material to its decision to make this investment;

(6)         The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(7)         The Purchaser understands and acknowledges that neither the SEC nor any state securities commission or other regulatory authority has approved the Securities, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided by the Company to the Purchaser in connection with the Offering;

(c)          Non-Reliance.

(1)         In making an investment decision, the Purchaser understands that it must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved, and is aware that the Purchaser is required to bear the financial risks of this investment for an indefinite period of time;

(2)         The Purchaser is not relying on the Company or any of the Company’s employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers;

(3)         In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in this Subscription Agreement;

(4)         The Purchaser acknowledges that any estimates or forward-looking statements or projections included in any materials provided by or on behalf of the Company to the Purchaser were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon;

(5)         The Purchaser understands and acknowledges that the Company will have broad discretion with respect to the application of funds received by the Company in the Offering and the Company may not use the proceeds effectively;

(d)          Restrictions on Transfer or Sale of the Securities.

(1)         The Purchaser is acquiring the Subscribed Units solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act. If and when the Purchaser exercises any Warrants, the Purchaser will acquire the Warrant Shares solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities, and the Purchaser has no plans to enter into any such agreement or arrangement;

(2)         The Purchaser understands that, except as provided in the Registration Rights Agreement (i) none of the Securities are registered under the Securities Act, or any state securities laws; (ii) the offering and sale of the Units is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement; and (iii) consequently, the Securities may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered under the Registration Rights Agreement; (b) the Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Purchaser, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from registration under the Securities Act; or (c) the Purchaser provides the Company with reasonable assurance (which may include customary stockholder representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act;

(3)         The Purchaser understands that (i) it must bear the substantial economic risks of the investment in the Subscribed Units indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; (ii) legends shall be placed on the certificates representing the Common Stock and the Warrants included in the Subscribed Units and any Warrant Shares issued upon exercise of the Warrants to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s books and records; (iii) stop transfer instructions will be placed with any registrar or transfer agent of the Common Stock and the Warrants, if other than the Company; and (iv) there can be no assurance any market will ever exist for resale of any of the Securities, nor can there be any assurance that any of such Securities will be freely transferable at any time in the foreseeable future;

(e)          Status of Purchaser.

(1)         The Purchaser is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act because the Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein;

(2)         Neither the Purchaser, nor any of its affiliates, nor any person claiming by or through any of them, is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D (a “Disqualification Event”). The Purchaser undertakes to update the Company in the event that the Purchaser (or any of its affiliates, or any person claiming by or through any of them) subsequently becomes subject to a Disqualification Event;

(3)         The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto;

(4)         The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Subscribed Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(5)         The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Units for an indefinite period of time;

11.         Indemnification. The Purchaser agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

12.         Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

13.         Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

14.         Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party notified; (ii) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 14.

15.         Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of any Securities acquired by the Purchaser shall be made only in accordance with Section 10(d)(2) of this Subscription Agreement and all applicable laws. Any purported attempt by the Purchaser to assign this Subscription Agreement, any of the rights, interests or obligations hereunder, or any of the Securities in violation of this Section 15 shall be null and void.

16.         Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly- performed within said State.

17.         Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York county and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Subscription Agreement; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Subscription Agreement except in such courts; and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Subscription Agreement or the subject matter hereof may not be enforced in or by such court.

18.         WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

19.         Blue Sky Qualification. The purchase of Units under this Subscription Agreement and the exercise of the Warrants and the issuance of the Warrant Shares are all expressly conditioned upon the exemption from qualification of the offer and sale thereof, as applicable, from applicable federal and state securities laws. The Company shall not be required to qualify the Offering or any issuance of Warrant Shares under the securities laws of any jurisdiction.

20.         Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

21.         Miscellaneous.

(a)          This Subscription Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b)         The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Common Stock and Warrants comprising the Subscribed Units.

(c)          Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)         This Subscription Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)          Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)           Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Subscription Agreement.

Arch Therapeutics, Inc.

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

Purchaser hereby elects to subscribe under the Subscription Agreement for a total of _______ Units at a price of $0.22 per Unit at the Closing (NOTE: to be completed by Purchaser), and, by execution and delivery hereof, Purchaser hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement.

Date (NOTE: To be completed by Purchaser): _______________________________

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Purchaser(s)

Date	Address

Fax Number	Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Tax Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

Accepted:

ARCH THERAPEUTICS, INC.

By:
Authorized Officer:

235 Walnut St., Suite 6
Framingham, MA 01702
Fax Number:
Email Address:

EXHIBIT A

Form of Series D Warrant

A-1

EXHIBIT B

ARCH THERAPEUTICS, INC.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only
(all Individual Investors must INITIAL where appropriate):

Initial	I have an individual net worth, or joint net worth with my spouse, as of the date hereof in excess of $1 million. For purposes of calculating net worth under this category, (i) the undersigned’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the undersigned’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability, (iii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iv) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of Arch Therapeutics, Inc. (the “Company”)

For Non-Individual Investors
(all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial	The investor certifies that it is a partnership, corporation, limited liability company, any organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

B-1

Initial	The investor certifies that it is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this certification.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934, as amended.

Initial	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act, or a registered investment company.

Initial	The investor certifies that it is an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of that Act.

Initial	The investor certifies that it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

Initial	The investor certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

B-2

EXHIBIT C

Form of Registration Rights Agreement

C-1